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                                                                    EXHIBIT 21.1




                             BIRDS EYE FOODS, INC.
                         SUBSIDIARIES OF THE REGISTRANT


                         Kennedy Endeavors, Inc.
                         Seasonal Employers, Inc.
                         CBF Company of Canada Limited
                         Linden Oaks Corporation
                         Birds Eye de Mexico, S.A. de C.V.
                         BEMSA Holding, Inc.
                         GLK Holdings, Inc.
                         GLK, LLC